SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):                    May 5, 2003
                                                                     -----------


                                 PEOPLES BANCORP
--------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)



        Indiana                          000-18991                 35-1811284
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(State or Other Jurisdiction            (Commission              (IRS Employer
     of Incorporation)                  File Number)         Identification No.)


212 West 7th Street, Auburn, Indiana                                     46706
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:               (260) 925-2500
                                                                  --------------



                                 Not Applicable
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      (Former Name or Former Address, if Changed Since Last Report)



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                                 PEOPLES BANCORP
                                AND SUBSIDIARIES



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) The following exhibit is filed herewith:

              Exhibit 99            Press Release dated May 5, 2003


ITEM 9.  REGULATION D DISCLOSURE

     On May 5, 2003, Peoples Bancorp issued a press release announcing its Unaudited financial results for the quarter and six months ended March 31, 2003. A copy of the press release is attached to this Report as an exhibit and is incorporated herein by reference. The attached exhibit is furnished pursuant to
Item 12 of Form 8-K.



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                                 PEOPLES BANCORP
                                AND SUBSIDIARIES

                                   SIGNATURES


Under the  requirements  of the Securities  Exchange Act of 1934, the Registrant

has duly  caused  this  Report  to be signed  on its  behalf by the  undersigned thereunto duly authorized.


Date:    May 8, 2003                                  /s/Maurice F. Winkler, III
                                                      Chief Executive Officer



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                                                         Exhibit 99


                                        Date:            May 5, 2003
For Immediate Release                   NASDAQ Symbol:   PFDC
                                        Contact:         Maurice F. Winkler, III
                                        Phone:           260-925-2500



Peoples Bancorp Reports Earnings
--------------------------------

     (Auburn, IN) The Board of Directors of Peoples Bancorp announced net income for the six month period ended March 31, 2003, of $2,891,196 or 83 cents per share compared to $2,847,399 or 82 cents per share last year. Return on assets
(ROA) for the six months was 1.16% and, return on equity (ROE) was 9.37%.

     Peoples Bancorp reported net income for the second quarter ended March 31, 2003 of $1,387,403 verses the same quarter last year income of $1,449,292. Second Quarter earnings per share was $0.40 per share compared to $0.42 per share for the same period one year ago.

     Maurice F. Winkler III, President of Peoples Bancorp, indicated "We have increased the amount in our provision for loan loss primarily as a result of a single commercial loan. The result is that we now have a reserve for the anticipated loss". Provision for loan losses for the six months ended March 31, 2003, was $385,206, an increase of $182,000 from the $203,617 posted for the same period last year.

     Peoples reported assets on March 31, 2003, of $508,129,396. Peoples had 3,440,961 shares of stock outstanding as of March 31, 2003, and the price of Peoples Bancorp stock as of May 5, 2003, was $20.65 per share as listed on the NASDAQ National Marketing System under the symbol PFDC. On March 31, 2003, stockholders equity was $62,521,679 with a capital to assets ratio of 12.3% and a book value of $18.17.

     Peoples Bancorp, through its Indiana subsidiary, Peoples Federal Savings Bank, operates nine full-service offices located in Auburn, Avilla, LaGrange, Garrett, Kendallville, Topeka, Waterloo, and two in Columbia City, Indiana. Peoples Bancorp's Michigan subsidiary, First Savings Bank, operates six full service offices located in Three Rivers (two offices), Schoolcraft, and Union in Michigan, and Howe and Middlebury in Indiana.



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            SELECTED CONSOLIDATED FINANCIAL DATA OF PEOPLES BANCORP

                                             March 31,      September 30,   March 31,
                                               2003             2002           2002
                                           -------------    ------------   ------------
Balance Sheet Data:
   Total assets                             $508,129,396    $506,460,255   $480,073,032
   Loans receivable, net                     373,413,518     385,019,764    391,106,366
   Investments and other
      interest earning assets                106,048,621      93,034,040     70,131,908
   Deposits                                  378,632,810     379,936,471    377,580,214
   Stockholders' equity                       62,521,679      60,846,197     59,185,197
   Non-performing loans and REO                1,163,208       2,117,634      4,758,028
   Equity to assets ratio                         12.30%          12.01%         12.33%
   Book value per share                           $18.17          $17.65         $16.99

                                                Three Months Ended              Six Months Ended
                                                     March 31,                     March 31,
                                           -----------------------------   --------------------------
Operating Data:                                2003             2002           2003          2002
                                           -------------     -----------   ------------   -----------
   Interest income                            $7,484,943      $8,331,288    $15,518,177   $17,005,501
   Interest expense                            3,093,705       3,919,582      6,517,293     8,270,357
                                           -------------     -----------   ------------   -----------
   Net interest income                         4,391,238       4,411,706      9,000,884     8,735,144
   Provision
      for losses on loans                        178,721          59,994        385,206       203,617
                                           -------------     -----------   ------------   -----------
   Net interest income after provision
      for losses on loans                      4,212,517       4,351,712      8,615,678     8,531,527
   Other income                                  650,276         550,313      1,337,525     1,132,459
   Other expenses                              2,730,590       2,568,693      5,468,957     5,086,497
                                           -------------     -----------   ------------   -----------
   Income before income taxes                  2,132,203       2,333,332      4,484,246     4,577,489
   Income tax expense                            744,800         884,040      1,593,050     1,730,090
                                           -------------     -----------   ------------   -----------
   Net income                                 $1,387,403      $1,449,292    $ 2,891,196   $ 2,847,399
                                           =============     ===========   ============   ===========

   Basic  income per common share                  $0.40           $0.42          $0.84         $0.82
   Diluted income per common share                 $0.40           $0.42          $0.83         $0.82
   Dividends per common share                      $0.16           $0.15          $0.32         $0.30

Other Data:
   Average yield
      on all interest-earning assets               6.47%           6.65%          7.49%         7.43%
   Average cost
      of all interest-bearing liabilities          2.82%           3.71%          3.67%         3.88%
   Interest rate spread                            3.65%           2.94%          3.82%         3.55%

   Return on assets (net income divided by
      average total assets)                        1.12%           1.27%          1.16%         1.24%
   Return on equity (net income divided
      by average total equity)                     8.92%           9.89%          9.37%         9.74%
   Dividend payout ratio
      (dividends per common share divided by
      net income per common share)                39.74%          37.22%         38.15%        36.59%



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